Exhibit 3.2

BYLAWS

OF

SUPERIOR UNIFORM GROUP, INC.

As amended and restated as of May 6, 2016

ARTICLE I
Offices

SECTION 1.1. Principal Office. The principal office of Superior Uniform Group, Inc. (the “Corporation”) shall be located in the County of Pinellas, State of Florida.

SECTION 1.2. Other Offices. The Corporation may also have offices and places of business at such other places within or without the State of Florida as the Board of Directors may, from time to time, determine, or the business of the Corporation may require.

SECTION 1.3. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method, including without limitation, electronic information storage devices or methods; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

Shareholders

SECTION 2.1. Shareholders’ Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation, except in cases in which the notice thereof designates some other place which may be either within or without the State of Florida.

SECTION 2.2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as shall be fixed from time to time by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

SECTION 2.3. Special Meetings. Special meetings of the shareholders of the Corporation shall be held whenever called by the Chairperson of the Board, Chief Executive Officer, President, or the Board of Directors, and shall be called by the Chief Executive Officer, President or Secretary at the request in writing delivered to the Secretary by a majority of the Directors. No business shall be brought before any special meeting except as specified in the written notice of meeting; provided, however, that nothing in this Section 2.3 shall be deemed to preclude discussion by any shareholder of any business properly brought before any special meeting.

SECTION 2.4. Notice of Meeting. Written notice of each meeting of shareholders stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in person, by electronic communication or by mail not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the President, the Secretary or the officer or officers calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class.

Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of these Amended and Restated Bylaws (the “Bylaws”), the Articles of Incorporation or the Florida Business Corporation Act (in each case as the same may be from time to time in effect), a waiver thereof in writing signed by the person or persons entitled to such notice either before, at or after the meeting shall be deemed equivalent to the giving of such notice.

A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 2.5. Adjournments. Any meeting of the shareholders, annual or special, may be adjourned from time to time to another date, time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the date, time, place, if any, and the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting, are announced at the meeting before the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

SECTION 2.6. Quorum. Except as otherwise provided in the Articles of Incorporation, at any meeting of the shareholders, a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote represented by shareholders of record in person or by proxy shall constitute a quorum for the transaction of business. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

SECTION 2.7. Voting and Proxies. Each share of stock entitled to voting privileges shall entitle the holder of record thereof to one vote upon each proposal presented at any meeting of the shareholders except as otherwise provided in the Articles of Incorporation. Votes may be cast either in person or by proxy. Except as otherwise provided by law or in the Articles of Incorporation, when a quorum is present at any meeting, shareholders shall have approved any matter properly brought before such meeting, other than the election of Directors, if the votes cast by shareholders present in person or represented by proxy at the meeting in favor of such matter exceed the votes cast by such shareholders against such matter. Except as otherwise provided by law or in the Articles of Incorporation, when a quorum is present at the meeting, each Director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election.

SECTION 2.8. Fixing Record Date. The Board of Directors may fix a date not exceeding seventy (70) days and not less than ten (10) days prior to the date of any meetings of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting. However, a record date shall not precede the date upon which the resolution fixing the record date is adopted.

When a determination of the shareholders entitled to notice of or to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

The Board of Directors may also fix a date not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, right or interest, or to participate in any such other action, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution right or interest or to participate in such other action.

If no record date is fixed as described in the preceding paragraphs, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or entitled to receive payment of a dividend or for any other purpose shall be: (a) for the purpose of a meeting of the shareholders, the later of (i) the day twenty (20) days before the day on which the notice of such meeting is mailed and (ii) the day on which the resolution of the Board of Directors authorizing the notice of such meeting is adopted; or (b) for the purposes of entitlement to receive payment of a dividend or for any other purpose, the day on which the resolution of the Board of Directors declaring such dividend or authorizing such other action is adopted.

SECTION 2.9. Notification of Shareholder Proposed Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.9.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) (A) the class, series and number of all shares of stock of the Corporation which are owned by such shareholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the number of shares of stock held by each such nominee holder and (C) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such shareholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of its affiliates or associates with respect to stock of the Corporation, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In addition, notwithstanding anything in this Section 2.9 to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual or special meeting must comply with Section 3.9 of these Bylaws for such nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.9, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any shareholder of any such business. If the chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 2.10. Representative Claims. Except where a private right of action at a lower threshold than that required by this Section 2.10 is expressly authorized by applicable statute, a current or prior shareholder or group of shareholders (collectively, a “Claiming Shareholder”) may not initiate a claim in a court of law on behalf of (1) the Corporation and/or (2) any class of current and/or prior shareholders against the Corporation and/or against any director and/or officer of the Corporation in such director’s or officer’s official capacity, unless the Claiming Shareholder, no later than the date the claim is asserted, delivers to the Secretary written consents by beneficial shareholders owning at least 3% of the outstanding shares of the Corporation as of (i) the date the claim was discovered (or should have been discovered) by the Claiming Shareholder or (ii), if on behalf of a class consisting only of prior shareholders, the last date on which a shareholder must have held shares to be included in the class.

ARTICLE III

Board of Directors

SECTION 3.1. General Powers. All business of the Corporation shall be managed by its board of directors (the “Board of Directors”) who shall have full control of the affairs of the Corporation and may exercise all its powers except as otherwise provided by law, in the Articles of Incorporation, in these Bylaws, and in the rules of the stock exchange(s) on which the shares of common stock of the Corporation may be listed from time to time.

SECTION 3.2. Number, Election and Terms. The number of directors of the Corporation (the “Directors”), which number shall be not less than three (3) nor more than nine (9), shall be fixed from time to time by resolution of the majority of the Board of Directors. All Directors, including any Director in office at the time of the adoption of these Bylaws, shall hold office until the expiration of the term for which such Director was elected, and until such Director’s successor is elected and qualified. Directors need not be shareholders of the Corporation nor residents of the State of Florida.

SECTION 3.3. Chairperson. The Board of Directors in its discretion may elect a Chairperson of the Board of Directors (the “Chairperson of the Board”) who when present shall preside at all meetings of the Board of Directors and of the shareholders, unless the Board of Directors has designated another officer to preside at such meetings, and who shall have such other powers as may at any time be prescribed by these Bylaws or by the Board of Directors. The Chairperson of the Board shall be selected from the Directors from time to time serving.

SECTION 3.4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Florida.

SECTION 3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice immediately following the annual meeting of the shareholders, and may be held without notice at such time and at such place as shall, from time to time, be determined by the Board of Directors.

SECTION 3.6. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairperson of the Board, Chief Executive Officer, President or two or more Directors. Notice of a special meeting stating the date, time and place of the meeting shall be given by the Secretary or an assistant Secretary or officer calling the meeting to each Director either by mail, telephone, facsimile or other form of electronic communication on not less than two (2) days’ notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notwithstanding the foregoing, special meetings may be held without notice to any Director provided such Director is present at such meeting (except when such Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened) or waives notice thereof in writing either before or after the meeting.

SECTION 3.7. Quorum and Voting. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may fill vacancies on the Board of Directors as provided in Section 3.8 of these Bylaws; and a majority of Directors present though less than a quorum may adjourn any meeting of the Board of Directors from time to time to another time and place; and the meeting may be held as adjourned. Notice of such adjournment shall be given to any Directors who are not present and, unless announced at the meeting, to the other Directors. When a quorum is present at any meeting, a majority of the members in attendance thereat may decide any matter brought before such meeting.

SECTION 3.8. Vacancies. Except as may be otherwise provided for or fixed by or pursuant to any provisions of the Articles of Incorporation, as amended from time to time, any vacancy on the Board of Directors resulting from any increase in the number of Directors or from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next election of Directors by the shareholders and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 3.9. Notification of Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.9 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.9.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal offices of the Corporation (a) in the case of an annual meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) (A) the class, series and number of all shares of stock of the Corporation which are owned by such shareholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the number of shares of stock held by each such nominee holder, and (C)  whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such shareholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of its affiliates or associates with respect to stock of the Corporation, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

If nominated by a shareholder that is not a Director or officer of the Corporation, such person shall not be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 3.9. If the Chairperson of the Board, or such other chairperson as determined hereunder, determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson of the Board, or such other chairperson, shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 3.10. Consent in Lieu of Meeting. Any action of the Board of Directors or of any committee thereof which is required or permitted to be taken at a meeting may be taken without a meeting if written consent setting forth the action so to be taken is signed by all of the members of the Board of Directors or the committee, as the case may be.

ARTICLE IV

Executive and Other Committees

SECTION 4.1. Executive and Other Committees. The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate from their number an Executive Committee and one or more other committees, each of which to the extent provided by such resolution or these Bylaws and permitted by the laws of Florida shall have and may exercise the powers of the Board of Directors when the Board is not in session in the management of the business of the Corporation. All such committees shall report to the Board at or prior to each meeting of the Board all action taken by said committees since the preceding meeting of the Board. Each such committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof; however, each such committee shall be governed by the same rules regarding notice and waiver of notice as are applicable to the Board.

The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate one or more Directors as alternate members of any such committee who may act in the place and stead of any member absent or disqualified from voting at any meeting of such committee.

SECTION 4.2. Organization. The Chairperson of the Board shall serve as the chairperson of the Executive Committee and the Executive Committee may choose its own secretary. The Executive Committee and any such other Committee may adopt rules for its procedure. The Executive Committee and all such other Committees shall keep a record of its acts and proceedings.

SECTION 4.3. Meetings. Meetings of the Executive Committee may be called by the chairperson of the Executive Committee, and shall be called by such chairperson at the request of any member of the Executive Committee; if there shall be no chairperson, meetings may be called by any member of the Executive Committee. Notice of each meeting of the Executive Committee shall be sent to each member of the Executive Committee by mail at least two (2) days before the meeting is to be held, or if given by the Chairperson, may be given personally or by telegraph or telephone or by other electronic means at least one (1) day before the day on which the meeting is to be held. Notice of any meeting may be waived before, at or after the meeting, and shall be deemed waived if the member of the Executive Committee attends the meeting without protesting prior thereto or at its commencement the lack of notice to such member.

SECTION 4.4. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

SECTION 4.5. Removal. Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.

SECTION 4.6. Action Without a Meeting. Any action required or permitted to be taken by the Executive Committee may be taken without a meeting provided all members of said Committee consent in writing to the adoption of a resolution authorizing such action, and further provided such resolution and written consents of the members of said Committee thereto be filed with the minutes of the Executive Committee.

ARTICLE V

Officers

SECTION 5.1. Election. (Appointment). The officers of the Corporation may be a Chief Executive Officer, a President, a Treasurer, a Secretary (each as defined below), such other officers as the Board of Directors may in its discretion elect or appoint including, but not limited to, Vice Presidents, and such assistant officers as the Chief Executive Officer may in the Chief Executive Officer’s discretion appoint; provided that, the Board of Directors may, at its discretion, from time to time designate the Chairperson of the Board, the Chief Executive Officer, any President, any Vice President, the Treasurer, or the Secretary as the Chief Operating Officer of the Corporation who shall report to such officer, and perform such duties and responsibilities, as may be designated by the Board of Directors. The officers elected or appointed by the Board of Directors shall be elected or appointed by the Board of Directors from time to time, and a regular meeting of the Board of Directors may be held without notice for this purpose immediately after the annual meeting of the shareholders and at the same place. Assistant officers may be appointed by the Chief Executive Officer from time to time. All officers shall hold office until (i) their successors shall be elected or appointed and shall qualify, or (ii) until their earlier resignation, removal from office or death. Any vacancy however occurring in the offices of Chief Executive Officer, President, Treasurer or Secretary shall be, and any vacancy however occurring in any other office may be, filled by the Board of Directors. Any vacancy however occurring in the offices of assistant officers may also be filled by the Chief Executive Officer. Any person may hold two or more offices. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by the Board of Directors.

SECTION 5.2. Chief Executive Officer. The chief executive officer of the Corporation (the “Chief Executive Officer”) shall, subject to the control of the Board of Directors, have general management and control of the business and affairs of the Corporation, the power to sign deeds and contracts for the Corporation and to designate such other officers as the Chief Executive Officer may find necessary or desirable to sign deeds or contracts for the Corporation, and such other powers and duties as may at any time be prescribed by these Bylaws and by the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. The Chief Executive Officer may also be the Chairperson of the Board or a President. The Chief Executive Officer shall preside at all meetings of shareholders and Directors in the absence of the Chairperson of the Board.

SECTION 5.3. President. The Corporation may have one or more presidents (each a “President”) and, if more than one, the duties and responsibilities of each President shall be as designated by the Chief Executive Officer subject, nevertheless, to the directives of the Board of Directors. A President shall have general and active management and control of the business and affairs of the Corporation in the areas designated by the Chief Executive Officer, if not in conflict with the directives, if any, of the Board of Directors. A President shall have such power and authority as necessary to carry out the duties and responsibilities so assigned. In the event of the absence of the Chairperson of the Board and the Chief Executive Officer, a President, as appointed by the Board of Directors, shall preside at all meetings of shareholders and Directors. Subject to contrary direction from the Board of Directors or the Chief Executive Officer, a President shall have the power and authority to fulfill the duties and responsibilities of any other President in the absence of such other President.

SECTION 5.4. Vice Presidents. The executive vice president, executive vice presidents, vice president or vice presidents of the Corporation (each a “Vice President”), if there be more than one, may be assigned to specific areas, fields or divisions of the Corporation as may be determined from time to time by the Chief Executive Officer (or the appropriate President if so authorized by the Chief Executive Officer), if not in conflict with the directives, if any, of the Board of Directors. All such Vice Presidents shall generally assist the Chief Executive Officer and the President or Presidents and shall perform such other duties and responsibilities as shall be prescribed by the Chief Executive Officer or any President, if not in conflict with the directives, if any, of the Board of Directors.

SECTION 5.5. Secretary. The secretary of the Corporation (the “Secretary”) (and in the Secretary’s absence any assistant Secretary) shall attend all meetings of the Board of Directors and all meetings of the shareholders, recording all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give or cause to be given timely notice of all meetings of the shareholders and Board of Directors for which a notice is required by law, the Articles of Incorporation or these Bylaws. The Secretary shall also perform such other duties as may be prescribed by the Chief Executive Officer, if not in conflict with the directives, if any, of the Board of Directors. The Secretary shall have custody of the seal of the Corporation and shall have the responsibility to affix the seal of the Corporation to all documents as authorized or directed by the Chief Executive Officer, if not in conflict with the directives, if any, of the Board of Directors.

SECTION 5.6. Treasurer. The treasurer of the Corporation (the “Treasurer”) shall have the care and custody of corporate funds and other valuable effects and assets of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies in the name and to the credit of the Corporation in such depositories as may be designated, from time to time, by the Board of Directors or the Chief Executive Officer. The Treasurer may endorse for deposit or collection all notes, checks, drafts and other obligations payable to the Corporation or its order. The Treasurer may issue notes and accept drafts on behalf of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Executive Officer, if not in conflict with the directives, if any, of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors at regular or special meetings of the Board of Directors, or whenever they require it, or to the Audit Committee, an account of all transactions of the Corporation and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond satisfactory to the Corporation but at the expense of the Corporation.

ARTICLE VI

Indemnification

SECTION 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, proceeding, or appeal thereof, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (an “Indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such Indemnitee in connection with such Proceeding. The Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors; provided, however, that the Corporation shall indemnify such person in connection with a proceeding to enforce such persons’ rights under this article.

SECTION 6.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any covered Proceeding, as described in Section 6.1, in advance of its final disposition, provided, however, that the payment of expenses incurred by a Indemnitee in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article or otherwise.

SECTION 6.3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within thirty (30) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. Unless otherwise provided by law, in any such action the Corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or repayment of expenses under applicable law.

SECTION 6.4. Nonexclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

SECTION 6.5. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

SECTION 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person, if such right or protection existed at the time of such repeal or modification.

ARTICLE VII

Resignations and Removals

SECTION 7.1. Resignation. Any Director or officer of the Corporation may resign at any time by either providing notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified. Verbal resignation shall not be deemed effective until confirmed by the Director or officer in writing or by electronic transmission to the Corporation.

SECTION 7.2. Removal. Except as prohibited by applicable law or the Articles of Incorporation, the shareholders entitled to vote in an election of Directors may remove any Director from office at any time, with cause, if the votes cast by shareholders present in person or represented by proxy at the meeting in favor of such removal exceed the votes cast by such shareholders against such removal.

ARTICLE VIII

Capital Stock and Transfer of Stock

SECTION 8.1. Stock Certificates/Uncertificated Shares. The shares of the capital stock of the Corporation may be certificated or uncertificated as provided under the laws of the State of Florida.

Subject to applicable statutory requirements, any stock certificates of the Corporation shall be in a form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation or bearing a facsimile thereof and setting forth the number and kind of shares represented thereby. Such certificates shall be signed (either manually or in facsimile) by the Chairperson of the Board, a President or a Vice President, or the Chief Executive Officer, and by the Secretary or an Assistant Secretary or the Treasurer of the Corporation. If any officer who shall have signed or whose facsimile signature shall have been placed on a stock certificate shall have ceased to be such officer for any reason before such certificate shall have been issued, such certificate shall nevertheless be valid.

Within a reasonable time after the issue or transfer of shares without certificates, the Corporation or its transfer agent and/or registrar shall send the shareholder a written statement setting forth the information required on stock certificates under Florida law.

SECTION 8.2. Transfer Agent and Registrar. The Board of Directors shall have power to appoint a transfer agent and/or registrar of its stock, to prescribe their respective duties, and to require the countersignature of such transfer agent and/or registrar upon stock certificates. The duties of the transfer agent and registrar may be combined.

SECTION 8.3. Transfer of Stock. No transfer of the capital stock of the Corporation shall be valid against the Corporation, its shareholders (other than the transferor) and its creditors for any purposes (except to render the transferee liable for debts of the Corporation to the extent provided by law) until the transfer of such stock shall have been registered upon the Corporation’s stock transfer books.

Shares of stock shall be transferable on the books of the Corporation by assignment in writing signed by the holder of record thereof, such holder’s attorney legally constituted or such holder’s legal representatives upon surrender of the certificate or certificates therefor, if such shares are certificated, or, if such shares are uncertificated, by notification, accompanied by written authorization as may be prescribed by the Board of Directors or its transfer agent and/or registrar, and subject to any valid restriction on the transfer thereof pursuant to law, the Articles of Incorporation, these Bylaws or any agreement to which the Corporation is a party. Except as otherwise required by law, neither the Corporation nor any transfer or other agent of the Corporation shall be bound to take notice of or recognize any trust, express, implied or constructive, or any charge or equity affecting any of the shares of the capital stock, or to ascertain or inquire whether any sale or transfer of any such share by any holder of record thereof, such holder’s attorney legally constituted, or such holder’s legal representative, is authorized by such trust, charge or equity or to recognize any person as having any interest therein except the holder of record thereof at the time of any such determination.

SECTION 8.4. Addresses of Shareholders. Every shareholder shall furnish the transfer agent, or in the absence of a transfer agent, the registrar, or in the absence of a transfer agent and a registrar, the Secretary, with a physical mailing address or electronic mail address at or to which notices of meetings and all other notices may be served upon or mailed to such shareholder, and in default thereof, notices may be addressed to such shareholder at the office of the Corporation.

SECTION 8.5. Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate or uncertificated shares in place thereof may be issued upon such terms as may be prescribed by the Board of Directors or its transfer agent and/or registrar.

ARTICLE IX

Notes, Indebtedness, Checks, Drafts and Certain

Other Obligations For the Payment of Money

All notes, other evidences of indebtedness of the Corporation, checks, drafts or other orders for the payment of money shall be signed by such officers, agents or other persons as shall be determined from time to time by resolution of the Board of Directors or by such officer or person to whom such power of determination shall be delegated by the Board of Directors by resolution or by these Bylaws. The signature of any such officer, agent or other person so designated to sign checks, drafts or other orders for the payment of money may be facsimile, subject to the direction of the Board of Directors.

ARTICLE X

General Provisions

SECTION 10.1. Fiscal Year. The fiscal year of the Corporation shall begin on January first (1st) and end on December thirty-first (31st).

SECTION 10.2. Dividends. Subject to applicable law and the Articles of Incorporation, dividends upon the shares of stock of the Corporation may be declared by the Board of Directors at any time. Dividends may be paid in cash, in property or in shares of the Corporation’s stock, unless otherwise provided by applicable law or the Articles of Incorporation.

SECTION 10.3. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim against the Corporation or any Director or officer, employee, or agent of the Corporation arising pursuant to any provision of the Florida Business Corporation Act, the Articles of Incorporation or Bylaws (in each case as the same may be from time to time in effect), or (d) any action asserting a claim against the Corporation or any Director or officer, employee, or agent of the Corporation governed by the internal affairs doctrine, shall be the state or federal court of general jurisdiction in the county where the Corporation maintains its principal office.

SECTION 10.4. Amendments. The Bylaws of the Corporation shall be subject to adoption, alteration, amendment or repeal as provided in, and subject to the provisions of, the Articles of Incorporation and applicable law.